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                                                                   Exhibit 4.3


               CERTIFICATE OF FORMATION OF CELLNET FUNDING, LLC


     This Certificate of Formation of CellNet Funding, LLC (the "LLC") dated April 20, 1998, is being duly executed and filed by CellNet Data Systems, Inc., as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq.

     FIRST:  The name of LLC formed hereby is:

                    CellNet Funding, LLC

     SECOND:  The address of the registered office of the LLC in the State of
Delaware:

                    The Corporation Trust Company
                    Corporation Trust Center
                    1209 Orange Street
                    Wilmington, Delaware  19801

     THIRD: The name and address of the registered agent for service of process on the LLC in the State of Delaware are:

                    The Corporation Trust Company
                    Corporation Trust Center
                    1209 Orange Street
                    Wilmington, Delaware  19801

     IN WITNESS WHEREOF, the undersigned has caused this Certificate of Formation to be executed as of the date first above written.


                                       CELLNET DATA SYSTEMS, INC.
                                       An Authorized person



                                       By:    /s/ John M. Seidl
                                           --------------------------------
                                           Name:  John M. Seidl
                                           Title: President and Chief
                                                  Executive Officer